                                                                    EXHIBIT 3.11

                        OFFICE OF THE SECRETARY OF STATE
                               STATE OF OKLAHOMA



                           CERTIFICATE OF TRANSCRIPT


     I, THE UNDERSIGNED Secretary of State of the State of Oklahoma, do hereby certify that the annexed transcript has been compared with the record on file in my office of which it purports to be a copy, and that the same is a full, true and correct copy of:


     CERTIFICATE OF INCORPORATION

     OF

     DSN CORPORATION



                    In testimony whereof, I have hereunto set my hand and affixed the Great Seal of the State of Oklahoma at the City of Oklahoma City this 14th day, of November, A.D. 1997.


                    _____________________________________________________
                                  Secretary of State

                        OFFICE OF THE SECRETARY OF STATE
                               STATE OF OKLAHOMA



                          CERTIFICATE OF INCORPORATION

     WHEREAS, the Certificate of Incorporation, executed and acknowledged by

                                DSN CORPORATION

has been filed in the office of the Secretary of State as provided by the laws of the State of Oklahoma.

     NOW, THEREFORE, I, the undersigned, Secretary of State of the State of Oklahoma, by virtue of the powers vested in me by law, do hereby issue this certificate evidencing such filing.

     IN TESTIMONY WHEREOF, I hereunto set my hand and cause to be affixed the Great Seal of the State of Oklahoma.



                    Filed in the City of Oklahoma City this 25/th/ day of July, 1994.



                    ______________________________________________
                                 Secretary of State


                         By: _____________________________________

                          CERTIFICATE OF INCORPORATION
                                       OF
                                DSN CORPORATION
                          ____________________________


TO THE SECRETARY OF STATE OF THE STATE OF OKLAHOMA:

     FIRST:    NAME. The name of this corporation is DSN Corporation (hereafter
               ----
this "Corporation").

     SECOND:   Registered Office. The name and address of the registered agent
               -----------------
of this Corporation in the State of Oklahoma and the address of the registered office of this Corporation in the State of Oklahoma, which is the same as the address of its registered agent, are:

               David M. Shear, General Counsel
               16 South Pennsylvania
               Oklahoma City, Oklahoma 73107

     THIRD:    Term. The term of this Corporation shall be perpetual.
               ----

     FOURTH:   Purpose. The purpose of this Corporation is to engage in any
               -------
lawful act or activity for which corporations may be organized under the Oklahoma General Corporation Act.

     FIFTH:    Capital Stock. This Corporation is authorized to issue only one
               -------------
(1) class of shares of capital stock, to be designated "Common Stock." The total number of shares of Common Stock which this Corporation shall have authority to allot and the par value of each share of Common Stock are as follows:

     Total Number   Par Value of  Total Authorized
       Of Shares      Each Share     Common Stock
     -------------  ------------  ----------------
        50,000           $1.00          50,000

     SIXTH:    Incorporator. The name and address of the incorporator is as
               ------------
follows:

               J. Ann Muise
               16 South Pennsylvania
               Oklahoma City, Oklahoma 73107

     SEVENTH:  Directors. The names and mailing addresses of the persons who are
               ---------
to serve as directors until the first annual meeting of the shareholders or until their removal or resignation are as follows:

      Name                Mailing Address
      ----                ---------------
     Jack E. Golsen     16 South Pennsylvania
                        Oklahoma City, Oklahoma 73107

     David R. Goss      16 South Pennsylvania
                        Oklahoma City, Oklahoma 73107

     Tony M. Shelby     16 South Pennsylvania
                        Oklahoma City, Oklahoma 73107

     Barry H. Golsen    16 South Pennsylvania
                        Oklahoma City, Oklahoma 73107


     EIGHTH:   Management of Corporation. The following constitute provisions
               -------------------------
for the regulation of internal affairs of this Corporation:

          (a)  Bylaws. The Bylaws for the governing of this Corporation may be
               ------
     adopted, amended, altered, repealed, or readopted by the Board of Directors at any stated or special meeting of such board, but the powers of such directors in this regard shall at all times be subject to the rights of the shareholders to alter or repeal such Bylaws at any annual meeting of shareholders, and the power of the Board of Directors shall not extend to any amendment of the Bylaws respecting the number, qualifications, classifications, or term of office of the members of the Board of Directors.

          (b)  Number of Directors. The number of directors of this Corporation
               -------------------
     shall be such as from time to time shall be fixed by, or in the manner provided in, the Bylaws. Election of directors need not be by ballot unless the Bylaws so provide.

     NINTH:    Creditors Arrangements. Whenever a compromise or arrangement is
               ----------------------
proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its shareholders or any class of them, any court of equitable jurisdiction within the State of Oklahoma, on the application in a summary way of this Corporation or of any creditor or shareholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 1106 of the Oklahoma General Corporation Act or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 1100 of the Oklahoma General Corporation Act, may order a meeting of the creditors or class of creditors, and/or of the shareholders or class of shareholders of this Corporation, as the case may be, to be summoned in such manner as the court directs. If a majority in the number representing three-fourths (3/4) in value of the creditors or class of creditors, and/or of the shareholders or class of shareholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the compromise or arrangement and the reorganization, if sanctioned by the court to which the application has been made, shall be binding on all the creditors or class of creditors, and/or on all the shareholders or class of shareholders, of this Corporation, as the case may be, and also on this Corporation.

     TENTH:    Amendment. This Corporation reserves the right at any time and
               ---------
from time to time to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, and other provisions authorized by the laws of the State of Oklahoma at the time in force may be added or inserted in this Certificate of Incorporate, in the manner now or hereafter prescribed by law; and all rights, preferences and privileges of whatsoever nature conferred upon shareholders, directors or any other persons by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the right reserved in this Section TENTH.

     IN WITNESS WHEREOF, the undersigned, being the incorporator hereinabove named, for the purpose of forming a corporation under the laws of the State of Oklahoma, does certify that the facts herein stated are true, and accordingly, has hereunto set his hand this 25/th/ day of July, 1994.


                              _______________________________________
                              J. Ann Muise

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